UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

FIFTH THIRD BANCORP
(Exact Name of Registrant as Specified in Its Charter)

Ohio	31-0854434
(State of incorporation or organization)	(IRS Employer Identification No.)

38 Fountain Square Plaza
Cincinnati, Ohio	45263
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, without par value	NYSE Texas, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [_]
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [_]
Securities Act registration statement file number to which this form relates: N/A
Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE
Fifth Third Bancorp (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the dual listing of its Common Stock, no par value (the “Common Stock”) with the NYSE Texas, Inc. (the “NYSE Texas”). The Common Stock is currently listed on the New York Stock Exchange under the symbol “FITB”.
Item 1. Description of Registrant’s Securities to be Registered.
The description of the general terms and provisions of Common Stock, no par value is incorporated herein by reference to the descriptions included under the caption “Description of Registrant’s Securities” in the Registrant’s Annual Report on Form 10-K, filed on February 24, 2026, except that any reference to Nasdaq is hereby amended to refer to the NYSE Texas.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the NYSE Texas and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 26, 2026	Fifth Third Bancorp

	By:	/s/ Christian Gonzalez
		Name:	Christian Gonzalez
		Title:	Executive Vice President, Chief Legal Officer & Corporate Secretary